EXHIBIT 1(z)

                             USAA MUTUAL FUND, INC.

                              ARTICLES OF AMENDMENT


     USAA MUTUAL FUND, INC., a Maryland corporation, having its principal office in San Antonio, Texas (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST:  The Charter of the Corporation is hereby amended as follows:

                 The name of the class of stock designated as the "Young Investors Growth Fund" is changed to "First Start Growth Fund" and in connection therewith all references in the Charter to "Young Investors Growth Fund" are hereby deleted and the words "First Start Growth Fund" shall be substituted therefor wherever such words appear.

        SECOND: The amendment does not increase the authorized stock of the Corporation.

        THIRD: The foregoing amendment to the Charter of the Corporation has been approved by a majority of the entire Board of Directors of the Corporation.

        FOURTH: No stock of the Corporation entitled to vote on the foregoing amendment was outstanding or Subscribed for at the time of its approval.

     IN WITNESS WHEREOF, USAA MUTUAL FUND, INC. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on July 9, 1997.


WITNESS:                               USAA MUTUAL FUND, INC.


/s/ Alex M. Ciccone                   By  /s/ Michael J. C. Roth
------------------------                 -------------------------------
Alex M. Ciccone                          Michael J. C. Roth
Assistant Secretary                      President

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     THE  UNDERSIGNED,  President  of USAA MUTUAL FUND,  INC.,  who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                     /s/ Michael J. C. Roth
                                   -------------------------------
                                    Michael J. C. Roth
                                    President